Exhibit 5.4

31 January 2025

Our ref: PC/TE108/010

phil.cody@arthurcox.com

PRIVATE AND CONFIDENTIAL

The Directors

TE Connectivity plc

10 Earlsfort Terrace

Dublin 2

D02 T380 Ireland

Re:	Guarantee by TE Connectivity plc (the “Company” and the “Parent Guarantor”) of the €750,000,000 3.250% Senior Notes due 2033 (the “Notes”) issued by Tyco Electronics Group S.A. (the “Issuer”) and guaranteed by the Company as the Parent Guarantor, and TE Connectivity Switzerland Ltd. as the Additional Guarantor (the “Additional Guarantor”).

1.	Basis of Opinion

1.1	We are acting as Irish counsel to the Company, registered number 571909, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at 10 Earlsfort Terrace, Dublin D02 T380, Ireland.

1.2	We have been requested to furnish this Opinion in connection with the guarantee of the Notes by the Company in its capacity as Parent Guarantor. The Notes were registered pursuant to a filing by the Issuer with the Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 dated 1 October 2024 (the “Registration Statement”) and the Prospectus Supplement dated 28 January 2025 (the “Prospectus Supplement” and, together with the base prospectus dated 1 October 2024 included in the Registration Statement, the “Prospectus”), each with respect to the offering of the Notes.

1.3	The Notes are being issued under an amended and restated indenture dated 31 January 2025 (amending and restating the indenture dated as of 25 September 2007) by and among the Issuer, the Parent Guarantor, the Additional Guarantor, and Deutsche Bank Trust Company Americas, as Trustee (the “Amended and Restated Indenture”), as supplemented by the first supplemental indenture dated as of 31 January 2025 governing the Notes and the related Guarantee by the Parent Guarantor and the Additional Guarantor, by and among the Issuer, the Parent Guarantor, the Additional Guarantor and the Trustee (the “First Supplemental Indenture”).

1.4	We hereby consent to inclusion of this Opinion as an exhibit to the Form 8-K to be filed by the Issuer with the Commission in connection with the issuance of the Notes. Further, we consent to the reference to our firm in the Prospectus Supplement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

1.5	This Opinion is given on the basis that our client is the Company and we owe no duty of care to any person other than the Company. For the purposes of giving this Opinion, we have taken instructions solely from our client and from its U.S. counsel, Weil, Gotshal & Manges LLP.

1.6	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this opinion as currently applied by the courts of Ireland. We have made no investigations of and we express no opinion as to the laws of any other jurisdiction or their effect on this opinion. We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of the obligations or rights expressed in the Transaction Documents.

1.7	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter;

(b)	the Transaction Documents, and the Corporate Certificate (together, the “Documents”) (and no other documents whatsoever) and the Notes; and

(c)	the searches listed at paragraph 1.12 below (the “Searches”),

and is subject to the assumptions and qualifications set out below.

1.8	In giving this Opinion, we have reviewed a Corporate Certificate and the Searches and any other materials necessary and appropriate for the issuance of this Opinion. We give this Opinion expressly on the terms that no further investigation or diligence in respect of any matter referred to in the Corporate Certificate or the Searches is required of us.

1.9	No opinion is expressed as to the taxation consequences of the Transaction.

1.10	In giving this Opinion, we have examined copies of the Documents sent to us by email in pdf or other electronic format.

1.11	All words and phrases defined in the Transaction Documents and not defined herein shall have the same meanings herein as are respectively assigned to them in the Transaction Documents. As used in this Opinion, the following terms shall have the following meanings:

(a)	“Amended and Restated Indenture” means the amended and restated indenture, dated as of the date hereof, amending and restating the indenture dated as of September 25, 2007, between the Company (as Parent Guarantor), Tyco Electronics Group S.A. (as Issuer), TE Connectivity Switzerland Ltd. (as Additional Guarantor) and Deutsche Bank Trust Company Americas (as Trustee);

(b)	“Companies Act” means the Companies Act 2014 (as amended);

(c)	“Constitution” means the constitution of the Company;

(d)	“Corporate Certificate” means a certificate of a Director of the Company dated the date of this Opinion attaching amongst other things, copies of:

(i)	the Company’s certificate of incorporation and certificate of incorporation on change of name;

(ii)	the Company’s Constitution;

(iii)	a list of the Company’s directors and company secretary;

(iv)	resolutions of the board of directors of the Company approving the Transaction;

(v)	specimen signatures of each person authorised to sign the Transaction Documents on behalf of the Company;

(e)	“CRO” means the Irish Companies Registration Office;

(f)	“First Supplemental Indenture” means the first supplemental indenture, dated as of the date hereof, amending the Amended and Restated Indenture, between the Company (as Parent Guarantor), Tyco Electronics Group S.A. (as Issuer), TE Connectivity Switzerland Ltd. (as Additional Guarantor) and Deutsche Bank Trust Company Americas (as Trustee);

(g)	“Guarantee” means the guarantee dated as of the date hereof and in the form of the guarantee attached to the Notes;

(h)	“Member State” means a member state of the European Union;

(i)	“Prospectus Regulation” means Regulation 2017/1129/EU on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market and repealing Directive 2003/71/EC;

(j)	“Prospectus Supplement” means the prospectus supplement dated as of 28 January 2025, supplementing the base prospectus dated as of 1 October 2024;

(k)	“Qualified Investors” has the meaning given to that term in the Prospectus Regulation;

(l)	“Transaction” means the entry by the Company, as Parent Guarantor into the Transaction Documents and the issue of the Notes thereunder;

(m)	“Transaction Documents” means, together, the Amended and Restated Indenture, the First Supplemental Indenture, the Guarantee, the Prospectus Supplement and the Underwriting Agreement;

(n)	“Trustee” means Deutsche Bank Trust Company Americas; and

(o)	“Underwriting Agreement” means the underwriting agreement, dated as of 28 January 2025, between the Company as Parent Guarantor, the Issuer, the Additional Guarantor and BofA Securities Europe SA, Citigroup Global Markets Limited and J.P. Morgan Securities plc (each, a Representative of the Underwriters) (the “Underwriting Agreement”).

1.12	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on the date of this Opinion:

(a)	on the file of the Company maintained by the Registrar of Companies in the CRO for mortgages, debentures or similar charges or notices thereof and for the appointment of any examiner, receiver or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)	in the Central Office of the High Court for any petitions filed in respect of the Company.

1.13	This Opinion is governed by and is to be construed in accordance with the laws of Ireland (as interpreted by the courts of Ireland at the date hereof) and any addressee of this Opinion agrees, for our benefit, that the courts of Ireland shall have exclusive jurisdiction to settle any dispute arising out of, or in connection with, this Opinion.

1.14	This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law or change in interpretation of law which may occur after the date of this Opinion.

2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public limited company and is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate power and authority under its Constitution to offer, issue, sell and deliver the Notes.

2.2	the Company has (and in the case of any Transaction Document dated prior to the date of this Opinion, had) all requisite corporate capacity, power and authority to issue Notes, to enter into, execute, deliver and perform its obligations under the Transaction Documents and to take all action as may be necessary to complete the Transaction.

2.3	the execution and delivery of the Transaction Documents, the performance by the Company of its obligations thereunder and the consummation of the Transaction:

(a)	have been duly authorised by all necessary corporate action on the part of the Company;

(b)	do not and will not violate, conflict with or constitute a default under (i) any law, order, rule, decree, statute or regulation of Ireland applicable to the Company or (ii) the Constitution of the Company.

2.4	The Transaction Documents have been duly executed and, in the case of the Guarantee, issued, by the Company and are in the proper form for enforcement before the courts of Ireland.

2.5	All necessary action required to be taken by the Company pursuant to the laws of Ireland have been taken by, or on behalf of the Company and all the necessary authorisations, filings and approvals of governmental or regulatory authorities in Ireland have been duly obtained, for the entry into the Transaction Documents and the performance of its obligations under the Transaction Documents.

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and Indenture

3.1	That the Registration Statement has become effective under the Securities Act.

3.2	That the filing of the Registration Statement with the Commission was authorised by all necessary actions under all applicable laws other than Irish law.

3.3	That the Trustee has been qualified to act as trustee under the Amended and Restated Indenture and the First Supplemental Indenture and the Amended and Restated Indenture and the First Supplemental Indenture have been qualified under the U.S. Trust Indenture Act of 1939, as amended.

3.4	That the Amended and Restated Indenture and the First Supplemental Indenture have been duly executed and delivered by each party thereto.

3.5	That to the extent any offer of the Notes is or has been made in any Member State, such offer is or was addressed to fewer than 150 natural or legal persons in each Member State, other than Qualified Investors.

Authenticity and bona fides

3.6	The truth, completeness, accuracy and authenticity of all copy letters, resolutions, certificates, permissions, minutes, authorisations and all other documents of any kind submitted to us as originals or copies of originals, and (in the case of copies) conformity to the originals of copy documents, the genuineness of all signatures (electronic or otherwise), stamps and seals thereon, that any signatures are the signatures of the persons who they purport to be, that each witness to a signature actually witnessed that signature and that each original was executed in the manner appearing on the copy.

3.7	Where incomplete Transaction Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Transaction Documents correspond in all respects with the last draft of the complete Transaction Documents submitted to us.

3.8	That the Transaction Documents have been executed in a form and content having no material difference to the final drafts provided to us and have, when executed, been in their final form and have been delivered by the parties thereto and are not subject to any escrow arrangements.

3.9	Where a Transaction Document has been executed on behalf of the Company using a software platform that enables an electronic signature to be applied to that Transaction Document, each such signature was applied under the authority and control of the relevant signatory.

3.10	That the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held and all formalities were duly observed, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout, that no further resolutions have been passed or corporate or other action taken which would or might alter the effectiveness thereof and that such resolutions have not been amended or rescinded and are in full force and effect.

3.11	That each director of the Company has disclosed any interest which he may have in the Transaction in accordance with the provisions of the Companies Act and the Constitution of the Company and none of the directors of the Company has any interest in the Transaction except to the extent permitted by the Constitution of the Company.

3.12	The absence of fraud, coercion, duress or undue influence and lack of bad faith on the part of the parties to the Transaction Documents and their respective officers, employees, agents and (with the exception of Arthur Cox LLP) advisers.

Accuracy of Searches and the Corporate Certificate

3.13	The accuracy and completeness of the information disclosed in the Searches and that such information is accurate as of the date of this Opinion and has not since the time of such search being on the date of this Opinion been altered. In this connection, it should be noted that:

(a)	the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for;

(b)	the position reflected by the Searches may not be fully up-to-date; and

(c)	searches at the CRO do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of, or the appointment of a receiver or an examiner to, the Company or its assets.

3.14	The truth, completeness and accuracy of all representations and statements as to factual matters contained in the Corporate Certificate at the time they were made and at all times thereafter.

No proceedings

3.15	That no proceedings have been instituted or injunctions granted against the Company to restrain it from issuing the Notes and the issue of any Notes would not be contrary to any state, governmental, court, state or quasi-governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement.

Commercial Benefit

3.16	That the Transaction Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interests and for their respective corporate benefit.

No other information and compliance

3.17	That each of the Transaction Documents and the documents referred to in it are the only documents relating to the subject matter of the Transaction (for the purposes of this Opinion) and that there are no agreements or arrangements of any sort in existence between the parties to the Transaction Documents which in any way amend or vary the terms of the Transaction Documents or in any way bear upon or are inconsistent with the opinions stated herein.

Authority, Capacity, Execution and Enforceability

3.18	That:

(a)	no party to the Transaction Documents is a “consumer” for the purposes of Irish law or a “personal consumer” for the purposes of the Central Bank of Ireland’s Consumer Protection Code 2012;

(b)	the parties to the Transaction Documents (other than the Company to the extent opined on herein) are duly incorporated and validly in existence and that they and their respective signatories have the appropriate capacity, power and authority to execute the Transaction Documents to which they are a party, to exercise and perform their respective rights and obligations thereunder and to render those Transaction Documents and all obligations thereunder legal, valid, binding and enforceable on them; and

(c)	each party to the Transaction Documents (other than the Company to the extent opined on herein) has taken all necessary corporate action and other steps to execute, deliver, exercise and perform the Transaction Documents to which it is a party and the rights and obligations set out therein and has duly executed the Transaction Documents to which it is a party.

3.19	That the Transaction Documents constitute legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms under the laws of any relevant jurisdiction other than Ireland insofar as opined on herein.

Financial Assistance and Connected Transactions

3.20	The Company is not by entering into the Transaction Documents or performing its obligations thereunder, providing financial assistance for the purpose of an acquisition (by way of subscription, purchase, exchange or otherwise) made or to be made by any person of any shares in the Company or its holding company which would be prohibited by Section 82 of the Companies Act.

3.21	That none of the transactions contemplated by the Transaction Documents are prohibited by virtue of Section 239 of the Companies Act, which prohibits certain transactions between companies and their directors or persons connected with their directors.

Solvency and Insolvency

3.22	That:

(a)	the Company is not unable to pay its debts within the meaning of Sections 509(3) and 570 of the Companies Act or any analogous provisions under any applicable laws;

(b)	the Company will not as a consequence of doing any act or thing which the Transaction Documents contemplate, permit or require it to do, be unable to pay its debts within the meaning of such Sections or any analogous provision under any applicable laws;

(c)	no liquidator, receiver or examiner or other similar or analogous officer has been appointed in relation to the Company or any of its respective assets or undertakings; and

(d)	no petition for the making of a winding-up order or the appointment of an examiner or any similar officer or any analogous procedure has been presented in relation to the Company.

Foreign Laws

3.23	That as a matter of all relevant laws (other than the laws of Ireland):

(e)	all consents, approvals, notices, filings, recordations, publications, registrations and other steps necessary or desirable to permit the execution, delivery (where relevant) and performance of the Transaction Documents or to perfect, protect or preserve any of the interests created by the Transaction Documents have been obtained, made or done, or will be obtained, made or done, within any relevant time period(s); and

(f)	the legal effect of the Transaction Documents, and the Transaction, and the creation of any interest the subject thereof will be, upon execution and, where relevant, delivery of any of the Transaction Documents, effective.

4.	Qualifications

The opinions set out in this Opinion are subject to the following reservations:

General Matters

4.1	A particular course of dealing among the parties or an oral amendment, variation or waiver may result in an Irish court finding that the terms of the Transaction Documents have been amended, varied or waived even if such course of dealing or oral amendment, variation or waiver is not reflected in writing among the parties.

4.2	No opinion is expressed on the irrevocability of, or on the enforceability of the delegation of, any power of attorney under the Transaction Documents.

4.3	No opinion is expressed on any deed of assignment, transfer, accession or similar document executed after the date of this opinion in relation to any of the rights and obligations contained in the Transaction Documents.

4.4	No opinion is expressed on any deed or agreement envisaged by the Transaction Documents to be entered at a future date or any future action taken by a party under the Transaction Documents.

4.5	We express no opinion as to whether the Transaction Documents or any issue of the Notes breaches any other agreement or instrument.

4.6	Other than the Searches, we have not conducted any other searches whatsoever. We have conducted no due diligence nor checked the regulatory status or compliance of the Company or any of their affiliates or shareholders, or banks, or any other person. We have not conducted any due diligence on the status of any person or enquired or investigated as to whether they hold appropriate licenses or approvals.

Sanctions

4.7	If a party to any Transaction Document or to any transfer of, or payment in respect of, the Transaction Documents or issue of Notes is controlled by or otherwise connected with a person (or is itself) resident in, incorporated in or constituted under the laws of a country which is the subject of United Nations, European Union or Irish sanctions or sanctions under the Treaty on the Functioning of the European Union, as amended, or is otherwise the target of any such sanctions, then obligations to that party under the relevant Transaction Documents or in respect of the relevant transfer or payment may be unenforceable or void.

4.8	Pursuant to Article 4 of Council Regulation (EC) No 2271/96 of 22 November 1996, as amended by Commission Delegated Regulation (EU) 2018/1100 (the “Blocking Statute”), no judgment of a court or tribunal and no decision of an administrative authority located outside the European Union giving effect, directly or indirectly, to the laws specified in the Annex to the Blocking Statute or to actions based thereon or resulting there from will be recognised or be enforceable in any manner by the courts of Ireland.

Execution of Documents

4.9	We note the decision in the English case of R (on the application of Mercury Tax Ltd) v. Revenue and Customs Commissioners [2008] EWHC 2721. Although this decision will not be binding on the courts of Ireland it will be considered as persuasive authority. One of the decisions in that case would appear to indicate that a previously executed signature page from one document may not be transferred to another document, even where the documents in question are simply updated versions of the same document. Our Opinion is qualified by reference to the above referenced decision.

Yours sincerely

/s/ ARTHUR COX

ARTHUR COX LLP